UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 24, 2010

BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 460-1600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-4.1
EX-10.1
EX-10.2

Item 1.01 Entry into a Material Definitive Agreement.
               On January 24, 2010, BioScrip, Inc. (referred to herein as “the Company,” “we,” “us” and “our”) entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, Camelot Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), Critical Homecare Solutions Holdings, Inc., a Delaware corporation (the “Target”), Kohlberg Investors V, L.P., a Delaware limited partnership, in its capacity as the Stockholders’ Representative and as a stockholder (“Kohlberg”), Kohlberg Partners V, L.P., a Delaware limited partnership, Kohlberg Offshore Investors V, L.P., a Delaware limited partnership, Kohlberg TE Investors V, L.P., a Delaware limited partnership, KOCO Investors V, L.P., a Delaware limited partnership, Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., a Delaware limited partnership, Blackstone Mezzanine Holdings II L.P., a Delaware limited partnership, and S.A.C. Domestic Capital Funding, Ltd., a Cayman Islands limited company (collectively, the “Target Stockholders”). The Merger Agreement provides that at the effective time of the Merger (the “Effective Time”), the Target will be merged with and into Merger Sub (the “Merger”). As a result of the Merger, the separate corporate existence of the Target will cease and Merger Sub will continue as the surviving corporation of the Merger and a wholly owned subsidiary of the Company. In connection with the Merger, pursuant to the terms of the Merger Agreement, the Company is paying a total purchase price of $343,200,000 for the acquisition of the Target as follows:
•	Cash of $110,000,000 (which will be subject to increase if net indebtedness of the Target at the Effective Time is less than $132,000,000 and decrease if net indebtedness of the Target at the Effective Time is greater than $132,000,000);

•	the repayment of net indebtedness of the Target (approximately $132,000,000 at December 31, 2009, subject to adjustment as described above);

•	12,943,277 shares of common stock, $0.0001 par value, of the Company (the “Company Common Stock”) having an aggregate value of $101,200,000 based on the Company’s closing stock price of $7.82 on January 22, 2010, the last trading day prior to execution of the Merger Agreement (which will be subject to increase if net indebtedness of the Target at the Effective Time is less than $132,000,000); and

•	warrants representing the right to purchase, in the aggregate, 3,400,945 shares of Company Common Stock, having a $10.00 per share strike price and a five year term.
               The Company will assume and adopt the Critical Homecare Solutions Holdings, Inc. 2006 Equity Incentive Plan, as amended (the “Stock Option Plan”), at the closing of the Merger. With respect to the right to purchase the Target Common Stock under the Stock Option Plan (the “Options”) held by the top five executives of the Target, approximately 35% of such Options will be rolled over into the Stock Option Plan assumed by the Company at the closing of the Merger, and all remaining Options will be cashed out at the Effective Time.
               The Merger and the other transactions contemplated by the Merger Agreement are subject to various closing conditions, including approval of the issuance of Company Common Stock and Warrants in connection with the Merger Agreement by the Company’s stockholders, the accuracy of representations and warranties and compliance with covenants, receipt of tax opinions with respect to the tax-free nature of the transaction, receipt of regulatory approvals and receipt of financing and other customary closing conditions. In addition, a condition to the Target’s obligation to close is that the closing sales price of Company Common Stock for the ten trading days immediately before the scheduled closing date not be less than $5.2151. The Company has entered into a commitment letter with Jefferies Finance LLC with respect to the financing of the transactions contemplated by the Merger Agreement. The Merger is expected to close on or about March 31, 2010.
               The Company will call and hold a special meeting of the stockholders as promptly as practicable to approve and adopt the issuance of Company Common Stock and Warrants.
               Shares of Company Common Stock totaling 2,696,516 will be deposited into escrow and will be available to satisfy any indemnity to the Company (the “Escrow Fund”). The representations and warranties of the Target Stockholders, the Target and the Company will survive for 18 months following the closing date of the Merger, except that specified representations and warranties, including organization, due authority, capitalization and broker fees (the “Specified Representations”), will survive for their applicable statute of limitations. The tax indemnity (which includes the Target’s and its subsidiaries’ taxes due for any taxable period ending on or before the closing date of the Merger (the “Pre-Closing Taxes”)) will also survive for the applicable statute of limitations. The Company will be indemnified for losses related to, among other things, (i) breaches of the representations and warranties of the Target and Target Stockholders; (ii) breaches of covenants and agreements of the Target and Target Stockholders; and (iii) the Pre-Closing Taxes. Except with respect to the Specified Representations and the tax indemnity, among other things, the indemnity is subject to a deductible of $1,500,000 for aggregate losses. Except for the Specified Representations, Pre-Closing Taxes, intentional or willful breaches by the Target, and any breaches by the Target Stockholders of any covenants made by the Target or Target Stockholders in the Merger Agreement, the indemnity losses will be recoverable solely from the Escrow Fund.
               The Merger Agreement may be terminated on or prior to the Effective Time by, among other things: (i) mutual written consent of the Company and Kohlberg; (ii) either the Company or Kohlberg if the closing date has not occurred on or before June 30, 2010; or (iii) the Stockholders’ Representative or the Company if the Company Common Stock and Warrants issuance proposal has been submitted to the Company stockholders for adoption by written consent or at a duly convened special meeting of stockholders (or adjournment or postponement thereof) and the approval of the Company stockholders was not obtained. If the Merger Agreement is terminated by the Company or Kohlberg because the Merger has not been consummated by June 30, 2010 and approval of the Company’s stockholders has not been obtained, or due to a failure to receive approval of the Company’s stockholders, then the Company will pay Kohlberg up to $1,000,000 in termination expenses incurred after December 7, 2009 within two business days of the Company’s receipt of notice of the amount of such termination expenses.
Stockholders’ Agreement
               In connection with the Merger Agreement, on January 24, 2010 the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with the Target Stockholders and Colleen Lederer. Pursuant to the Stockholders’ Agreement, so long as Kohlberg, Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., or KOCO Investors V, L.P. (the “Kohlberg Stockholders”) or their affiliates beneficially own:
•	at least 50% of the Initial Kohlberg Shares (as defined in the Stockholders’ Agreement), Kohlberg will be entitled to designate two directors to the Board of Directors of the Company (the “Board”); and

•	at least 15% (but less than 50%) of the Initial Kohlberg Shares, Kohlberg will be entitled to designate one director to the Board.
               Pursuant to the Merger Agreement, the Company will appoint the Samuel P. Frieder and Gordon H. Woodward at or prior to the closing of the Merger. The Company will include the Kohlberg’s nominees in each slate of nominees recommended by the Board of Directors in connection with any stockholders’ meeting. If at any time the Kohlberg Stockholders and/or their affiliates beneficially own in the aggregate less than 15% of the Initial Kohlberg Shares, then the Target Stockholders and Colleen Lederer will not have the right to designate any directors to the Board. Furthermore, until Kohlberg ceases to have the right to designate one or more directors at least one of such designees will be entitled to representation on each of the Audit Committee, the Management Development and Compensation Committee and the Corporate Strategy Committee of the Board. The Target Stockholders and Colleen Lederer have agreed not to transfer any shares of Company Common Stock until two years from the date of the closing of the Merger, except as permitted under the Stockholders’ Agreement.
               Additionally, the Target Stockholders (except for Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P. and S.A.C. Domestic Capital Funding, Ltd.) and Colleen Lederer have agreed that, subject to certain exceptions, for a minimum of three years from the closing date of the Merger, they nor any of their directors, officers or controlled affiliates will:
•	effect, offer, propose or cause or participate in, or assist any other person/entity to effect, offer or propose or participate in:
o	any acquisition or any proposal to acquire any debt or equity securities of the Company after the closing of the Merger (other than through the exercise of the Warrants or the roll over Options);

o	any tender or exchange offer for debt or equity securities of the Company;

o	any merger, consolidation, share exchange or business combination involving the Company or any material portion of its business or any purchase of all or any substantial part of the assets of the Company or any material portion of its business;

o	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any material portion of its business; or

o	any “solicitation” of “proxies” (as such terms are defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and the rules and regulations promulgated thereunder, but without regard to the exclusion from the definition of “solicitation” set forth in Rule l4a-l(l)(2)(iv) of Regulation 14A under the Exchange Act) with respect to the Company or any action resulting in such person or entity becoming a “participant” in any “election contest” (as such terms are used in Regulation 14A) with respect to the Company;
•	propose or make any recommendation with respect to any matter for submission to a vote of stockholders of the Company:

•	form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any shares of Company Common Stock (but excluding any “group” consisting solely of such Target Stockholder or Colleen Lederer and affiliates);

•	grant any proxy with respect to any Company Common Stock to any person or entity not designated by the Company, other than a revocable proxy authorizing a representative of a Target Stockholder or Colleen Lederer to vote at a meeting of stockholders of the Company in the ordinary course of business;

•	deposit any shares of Company Common Stock in a voting trust or subject any such shares to any arrangement or agreement with respect to the voting of such shares or other agreement having similar effect, except for agreements solely among the Target Stockholders, Colleen Lederer and the Company and except for permitted transfers;

•	execute any written stockholder consent with respect to the Company;

•	take any other action to seek to affect the control of the Company;

•	enter into any discussions with any person or entity with respect to any of the foregoing, or advise others to take any action with respect to any of the foregoing;

•	disclose to any person or entity any intention, plan or arrangement inconsistent with the foregoing or form any such intention that would result in any Target Stockholder, Colleen Lederer or the Company being required to make any such disclosure in any filing with a governmental authority or exchange or being required by applicable law to make a public announcement with respect thereto; or

•	request the Company or any of its affiliates, directors, officers, employees, representatives, advisors or agents, directly or indirectly, to amend or waive in any respect the Stockholders’ Agreement or the certificate of incorporation or the bylaws of the Company or any of its affiliates.
          In addition to the right to designate Board members as set forth above, the Stockholders’ Agreement also provides that beginning six months following the date of the closing of the Merger, holders of then-outstanding Stockholder Shares (as defined in the Stockholders’ Agreement), which includes Company Common Stock issued upon the exercise of the Warrants, will have demand registration rights for Company Common Stock having a market value of not less than $25,000,000. The Target Stockholders and Colleen Lederer will also have the right to participate in any registrations by the Company of any shares in connection with a public offering.
Voting Agreement
          In connection with the Merger Agreement, on January 24, 2009, a common stock voting agreement (the “Voting Agreement”) was entered into by and among the Target, Kohlberg and the following stockholders of the Company: Richard H. Freiman, Barry A. Posner, Richard M. Smith and Stanley G. Rosenbaum (the “Management Stockholders”). Pursuant to the Voting Agreement, each of the Management Stockholders agreed that:
•	at any time that the Company conducts a meeting of, or otherwise seeks a vote or consent of, the holders of Company Common Stock for the purpose of approving and adopting the Merger, the other transactions contemplated by the Merger Agreement and the actions required in furtherance thereof, such Management Stockholder will vote, or provide a consent with respect to, the shares of Company Common Stock owned by such Management Stockholder:
o	in favor of the Merger, the other transactions contemplated by the Merger Agreement and the actions required in furtherance thereof, which includes the issuance of Company Common Stock and Warrants in connection with the Merger; and

o	against any action or agreement that would compete with, impede, delay or interfere with the approval of the Merger and the other transactions contemplated by the Merger Agreement; and
•	that at the first annual meeting of the holders of Company Common Stock following the closing of the Merger for the purpose of the election of directors to the Board, such Management Stockholder will vote the shares of Company Common Stock owned by such Management Stockholder in favor of each of the two individuals designated by Kohlberg pursuant to the terms of the Stockholders’ Agreement.
The Management Stockholders have agreed not to transfer any shares of Company Common Stock so long as the Voting Agreement is in effect, except as permitted under the Voting Agreement. The Voting Agreement will terminate upon the earliest to occur of (a) the completion of the first annual meeting of the holders of Company Common Stock following the closing of the Merger and (b) the termination of the Merger Agreement in accordance with its terms.
Amendment to Rights Agreement
          In connection with the Merger Agreement, on January 24, 2009, the Company entered into an Amendment to its Amended and Restated Rights Agreement, dated as of December 3, 2002, by and between the Company and American Stock Transfer & Trust Company LLC, as rights agent, as amended on December 13, 2006 and March 4, 2009 (the “Rights Amendment”). The Rights Amendment provides that none of the Kohlberg Stockholders will be deemed to be an Acquiring Person (as defined in the Rights Amendment) unless the Kohlberg Stockholders are the beneficial owner(s) of shares of Company Common Stock that constitute 15% or more of the shares of Company Common Stock then outstanding (the “Kohlberg Cap”), except that the Kohlberg Cap will exclude the shares of Company Common Stock acquired in connection with the Merger (the “Acquisition Shares”) then beneficially owned by the Kohlberg Stockholders so long as (A) beneficial ownership of the Acquisition Shares by the Kohlberg Stockholders constitutes 15% or more of the shares of Company Common Stock then outstanding and (B) the Kohlberg Stockholders do not beneficially own shares of Company Common Stock other than the Acquisition Shares.
          The foregoing summary of certain provisions of the Merger Agreement, Stockholders’ Agreement, Voting Agreement and Rights Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of these agreements. The Merger Agreement, Rights Amendment, Stockholders’ Agreement and Voting Agreement are filed as Exhibits 2.1, 4.1, 10.1 and 10.2 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the contracting parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders of the Company are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 3.02 Unregistered Sales of Equity Securities
     The information regarding the proposed issuance of shares of Company Common Stock set forth in Item 1.01 above is incorporated herein by reference.
     The shares of Company Common Stock and Warrants to be issued to the Target Stockholders in connection with the Merger will be offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933. The offer and sale of shares of Company Common Stock and Warrants to the Target Stockholders, as a portion of the consideration for the Merger, is a privately negotiated transaction with the Target Stockholders, who are all accredited investors, that did not involve a general solicitation. The certificates representing the shares of Company Common Stock and Warrants to be issued in connection with the Merger will contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold/transferred except pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration.
Item 3.03 Material Modification to Rights of Security Holders
     The information regarding the Rights Amendment set forth in Item 1.01 above is incorporated herein by reference.
Additional Information and Where to Find it
          BioScrip, Inc. intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement regarding the issuance of stock in connection with the proposed transaction. The proxy statement will be mailed to the stockholders of BioScrip. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIOSCRIP AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by BioScrip with the SEC may be obtained free of charge by contacting BioScrip, Inc., Investor Relations, 100 Clearbrook Road, Elmsford, NY 10523 or contacting BioScrip, Inc. Attn: General Counsel at 914-460-1638.
Participants in the Solicitation
          BioScrip and its officers and directors may be deemed to be participants in the solicitation of proxies from BioScrip’s stockholders with respect to the issuance of stock in connection with the proposed transaction. Information about BioScrip’s executive officers and directors and their ownership of BioScrip’s stock is set forth in the proxy statement for BioScrip’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2009. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of BioScrip and its respective executive officers and directors in the proposed transaction by reading the preliminary and definitive proxy statements regarding the issuance of stock in connection with the proposed transaction, which will be filed with the SEC.
Safe Harbor Statement
          This report includes forward-looking statements regarding the proposed acquisition and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular information regarding growth opportunities, expected synergies from the acquisition, and whether and when the transactions contemplated by the merger agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: the failure to realize synergies as a result of operational efficiencies, purchasing volume discounts, cross-selling of services, streamlined distribution and general and administrative reductions in the timeframe expected or at all; unexpected costs or liabilities; the result of the review of the proposed transaction by certain regulatory agencies, and any conditions imposed in connection with the consummation of the transaction; approval of issuance of BioScrip’s stock in connection with the transaction by the stockholders of BioScrip and satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement; and the risks that are described from time to time in BioScrip’s reports filed with the Securities and Exchange Commission (SEC), including BioScrip’s annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended September 30, 2009, as amended. This report speaks only as of its date, and BioScrip disclaims any duty to update the information herein.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 24, 2010, by and among BioScrip, Inc., Camelot Acquisition Corp., Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd.

4.1	Third Amendment, dated as of January 24, 2010, to the Amended and Restated Rights Agreement, dated as of December 3, 2002, by and between BioScrip, Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent, as amended on December 13, 2006 and March 4, 2009

10.1	Stockholders’ Agreement, dated as of January 24, 2010, by and among BioScrip, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Colleen Lederer, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd.

10.2	Voting Agreement, dated as of January 24, 2010, by and among Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Richard H. Friedman, Barry A. Posner, Richard M. Smith and Stanley G. Rosenbaum.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: January 25, 2010	/s/ Barry A. Posner
By:	Barry A. Posner
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of January 24, 2010, by and among BioScrip, Inc., Camelot Acquisition Corp., Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd.

4.1	Third Amendment, dated as of January 24, 2010, to the Amended and Restated Rights Agreement, dated as of December 3, 2002, by and between BioScrip, Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent, as amended on December 13, 2006 and March 4, 2009

10.1	Stockholders’ Agreement, dated as of January 24, 2010, by and among BioScrip, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Colleen Lederer, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd.

10.2	Voting Agreement, dated as of January 24, 2010, by and among Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Richard H. Friedman, Barry A. Posner, Richard M. Smith and Stanley G. Rosenbaum.